SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2002

Commission	Registrant, State of Incorporation,	IRS Employer
File Number	Address, and Telephone Number	Identification No.

1-11255	AMERCO (A Nevada Corporation) 1325 Airmotive Way, Ste. 100 Reno, Nevada 89502-3239 Telephone (775) 688-6300	88-0106815

2-38498	U-Haul International, Inc. (A Nevada Corporation) 2727 N. Central Avenue Phoenix, Arizona 85004 Telephone (602) 263-6645	86-0663060

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

         AMERCO and U-Haul International, Inc. (together, the “Company”) are filing this report on Form 8-K to report a change in independent public accountants.

          (a)    The following sets forth the information required by Item 304 (a) (1) of Regulation S-K:

                   (i)  On July 17, 2002, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s principal accountant.

                   (ii)  The reports of PwC on the financial statements of the Company for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

                   (iii)  The decision to dismiss PwC was recommended by AMERCO’s audit committee and authorized by the Board of Directors of AMERCO.

                   (iv)  For the Company’s two most recent fiscal years and through July 17, 2002, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC would have caused it to make reference to the subject matter of the disagreements in its report.

                    (v)  For the Company’s two most recent fiscal years and through July 17, 2002, there have occurred none of the “reportable events” listed in Item 304 (a) (1) (v) (A-D) of Regulation S-K. However, PwC has indicated to the Company that some material weaknesses exist in certain aspects of the Company’s internal controls that were noted during PwC’s audits of the Company’s financial statements for the fiscal years ended March 31, 2001 and 2002. PwC recommended examination and augmentation, as appropriate, of certain aspects of the Company’s internal control procedures, including the following: (1) Responsibility for each general ledger account should be assigned to an appropriate person, reconciliations (particularly with respect to intercompany accounts with SAC Holdings, inventory, and fixed assets) should be performed on a monthly basis, and the financial reporting manager should ensure that all accounts with variances at month-end are investigated and corrected within an appropriate timeframe; (2) The internal control structure and monitoring process of management should be strengthened to help detect misstated account balances on a timely basis. Corrections of items should be made on a timely basis, as well, to ensure proper quarterly and annual reporting; (3) Access to the general ledger should be limited to a few select individuals, with the appropriate level of authority, who do not possess incompatible job responsibilities. Further, journal entries should be reviewed and approved to ensure that each adjustment is supported by appropriate documentation and that each entry has been reflected on the subsidiary ledger, if applicable; (4) Controls relating to inventory costing, including LIFO reserve calculations, manufacturing and overhead costs, and retention of records should be improved; and, (5) Position vacancies should be filled in a timely manner with competent personnel. Documentation of job responsibilities, processes, etc. should be prepared to ensure efficient and accurate knowledge transfer. In addition, cross training of employees and functions should occur to strengthen the control environment and to minimize disruptions in the event of employee turnover.

         The Audit Committee has discussed these matters with PwC and the Company has begun addressing these matters. The Company has authorized PwC to respond fully to any inquiries concerning these matters from the auditor selected to replace PwC.

         (b)    The Company has requested and received from PwC the letter required by Item 304 (a) (3) of Regulation S-K. Such letter is filed as Exhibit 16.1 to this report, and states that PwC agrees with the statements described therein made by the Company in this report in response to Item 304 (a) (1) of Regulation S-K.

         (c)    The Company’s Audit Committee and management are presently considering other independent accountants to replace PwC.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)    Exhibits.

16.1     Letter regarding Change in Certifying Accountant.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERCO

(Registrant)

Date: July 23, 2002	/s/ Gary V. Klinefelter

Gary V. Klinefelter, Secretary

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Haul International, Inc.

(Registrant)

Date: July 23, 2002	/s/ Gary V. Klinefelter

Gary V. Klinefelter, Secretary

Index to Exhibits

16.1	Letter regarding Change in Certifying Accountant.